EMPLOYMENTAGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement"), although executed on July 9, 2018, is made as of September 5, 2017, by and between **PotNetwork Holdings Inc.,** a corporation existing under the laws of Wyoming with offices located at 3531 Griffin Road, Ft. Lauderdale, Florida 33312 (the "Company") and **Richard Goulding** ("Employee"), an individual whose principal place of residence and current mailing address is

RECITALS

WHEREAS, the Company wishes to engage Employee and Employee wishes to become engaged to perform services for the Company as its Chief Executive Officer, pursuant to the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties understand and agree as follows:

1. **Employment.** Employee shall be employed to perform services as its Chief Executive Officer during the Term (as defined herein). Employee will render such services nonexclusively for the Company and devote Employee's majority business time, energy and ability to the Company and faithfully and diligently promote the business affairs and interests of the Company. Employee shall report to and be directed by the Company's Board of Directors. Employee's services will be rendered subject to and in accordance with the policies, controls, rules and procedures of the Company incorporated herein by reference and as provided to Employee prior to Employee's execution of this Agreement. During the Term, Employee will be based in the Employee's home office or the Company's offices at its Fort Lauderdale location, although Employee will be required to travel to corporate headquarters, and other locations as may be required, and to perform services in such other locations as directed by the Company or as appropriate to performing his services for the Company.

2. **Specific Duties and Services.** Employee shall perform his services as Chief Executive Officer as such terms arecommonly defined in the industry, when representing the Company or the Company subsidiaries to the best of his ability and perform such managerial and operational services, as are customarily rendered by persons engaged in the same or a similar executive capacity and such other services as the Company's Board of Directors may reasonably require from time to time. During the Term, in addition to Employee's duties as set forth herein, Employee shall be responsible for: (i) overseeing and managing all aspects of the Company's Scientific Advisory Board, and (ii) fostering new product development and proprietary research. Further, Employee agrees to comply with the Company's policies standards of professional conduct, and comply with the Company's instructions, directions, requests, rules and procedures.

3. **Term.** On the terms and subject to the conditions set forth herein, the Company hereby employs Employee and Employee hereby accepts such employment for a period of one (1) year commencing on or about September 5, 2017 and ending on September 4, 2018 (the "Initial Term") subject, however, to the prior termination provisions as set forth herein. The Company may extend the Initial Term of the Agreement under the same terms and conditions for an additional two (2) successive 12 month periods, each a "Term", by providing written notice to Employee on or before three (3) months prior to the end of any Term. Employee may

deny or accept such extension by providing written notice to the Company within two months prior to the end of any such Term.

4. **Exclusivity.**

(a) **Prohibited Activities.** Employee will not participate, engage in or have any financial or other interest in any business which is competitive in any manner whatsoever with any business in which the Company or any of its affiliates is now or may hereafter become engaged. The foregoing prohibition does not include ownership by Employee of less than five percent (5%) of the outstanding shares of any publicly-traded entity, provided that Employee does not otherwise participate in such entity as a director, officer, employee or in any other capacity. Company explicitly consents to Employee's ongoing non-competitive business activities so long as Employee's involvement with them does not interfere with his responsibilities to, and obligations due, the Company, and the Company's Board of Directors is fully advised of such activities time requirements of the Employee, and of their specific nature. In the event that the Company, in its sole judgment, deems any such activity as competitive or being of detriment to the Company, the Company may terminate this Agreement for Cause.

(b) **Agreement to Employ; No Conflicts.** Employee represents and warrants to the Company that (i) he is entering into this Agreement voluntarily and that his employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by his of any agreement to which he is a party or by which he may be bound, (ii) he has not, and in connection with his employment with the Company will not, violate any non- competition, non-solicitation or other similar covenant or agreement by which he is or may be bound, (iii) he has no outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered by Employee hereunder, and (iv) in connection within his employment with the Company he will not use any confidential or proprietary information he may have obtained in connection with employment with any prior employer.

5. **Compensation and Benefits.**

(a) **Base Salary.** In consideration for the obligations by the parties hereunder, the Company shall pay Employee a base salary ("Base Salary") as set forth on the Compensation Rider attached hereto as Exhibit A and made a part hereof. Employee's Base Salary shall be paid in accordance with the payroll policies of the Company from time to time in effect, less such amounts as may be required to be withheld by applicable federal, state and local law and regulations.

(c) **Vacation and Personal Leave.** Employee shall be entitled to (3) three weeks of paid vacation each year during the Term or for the time period stated in the Company policies, whichever is greater. Such vacation will be taken in consultation with the Company's Board. Employee shall be entitled to Personal Time Off (PTO) in accordance with the Company policies.

(d) **Benefits.** Immediately upon execution of the Agreement, and during the Term, Employee shall be eligible to participate in the Company's benefit plan and/or benefit policies when put in and, if eligible, to receive comparable health care coverage, vacation, sick leave and other benefits extended to full-time employees of the Company (the "Benefits"); subject, however, to Employee's eligibility to participate as to such Benefits under the Company's policies.

(e) **Expenses.** All legitimate business expenses reasonably incurred by Employee in carrying out his responsibilities and obligations under this Agreement and promoting the Company's business will be reimbursed, including mileage and travel expenses in accordance with IRS guidelines. Employee shall be reimbursed for all such legitimate business expenses upon submission to the Company of appropriate documentation of such expenses and a description of the purpose of such expenses (an "Expense Report"). Such Expense Report shall include the level of detail that is required of other Company executives. Such reimbursement will be made within 30 days after the submission of such Expense Report. Employee's reporting and expense reimbursement are governed by Company policies which are incorporated herein by reference as may be amended from time to time during the term of Employment and subject to monthly review of the Company's finance and accounting departments.

6. **Covenants.**

(a) **Acknowledgment.** Employee agrees and acknowledges that in the course of rendering services to the Company and its clients and customers he has acquired and will acquire access to and become acquainted with confidential information about the professional, business and financial affairs of the Company, its subsidiaries and affiliates that is non- public, confidential or proprietary in nature. Employee acknowledges that the Company is engaged in a highly competitive business and the success of the Company in the marketplace depends upon its goodwill and reputation for quality and dependability. Employee agrees and acknowledges that reasonable limits on his ability to engage in activities competitive with the Company are warranted to protect its substantial investment in developing and maintaining its status in the marketplace, reputation and goodwill. Employee recognizes that in order to guard the legitimate interests of the Company, it is necessary for it to protect all confidential information. The existence of any claim or cause of action by Employee against the Company shall not constitute and shall not be asserted as a defense to the enforcement by the Company of this Agreement. Employee further agrees that Employee's obligations under this Section 6 shall be absolute and unconditional.

(b) **Compliance with Securities Laws.** Employee is aware of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any persons who has received material, non-public information ("Insider Information") from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. The Employee hereby understands and acknowledges that in receiving the Confidential Information (as hereinafter defined), it may be receiving information that may be regarded as Insider Information under the United States securities laws and shall abide by any and all said restrictions pertaining to the purchase or sale of securities of the Company, its subsidiaries or affiliates, or its successors, as imposed by U.S. Federal and State law and regulation.

(c) **Non-Solicitation or Interference.** During the Term and the Restrictive Period, Employee shall not, in any capacity, whether for his own account or on behalf of any other person or organization, directly or indirectly, with or without compensation interfere with the operation of the Company's business, including without limitation by: (i) soliciting, diverting, inducing or encouraging any officers, directors,

employees, agents, consultants, former customer, representatives or any other person or concern, dealing with or in any way, directly or indirectly, associated with the Company or its parents, subsidiaries, affiliate and/or divisions (the "Company Entities") to terminate her, his or its relationship with the Company or the Company Entities, (ii) hiring any such officer, director, employee, agent, consultant, former customer, representative or any other person or concern so solicited, diverted, induced or encouraged, (iii) soliciting, diverting, inducing or encouraging any officers, directors, employees, agents, consultants or representatives of the Company or the Company Entities, to become officers, directors, employees, agents, consultants, customers, representatives or any other person or concern, of another business, enterprise or entity, (iv) soliciting, diverting or appropriating any customers, clients, vendors or distributors of the Company or the Company Entities, or (v) influencing or attempting to influence any of the customers, clients, vendors, distributors or business partners of the Company or the Company Entities, to transfer her, his or its business or patronage from the Company or the Company Entities to any Competitor of the Company or the Company Entities.

(d) **Confidential Information.** During and at all times after the Term, Employee shall keep secret this Agreement, all non-public information, matters and materials of the Company or the Company Entities, including, but not limited to, know-how, trade secrets, mail order and customer lists, pricing policies, operational methods, any information relating to the Company or the Company Entities, products or product development, processes, product specifications and formulations, artwork, designs, websites, graphics, services, budgets, business and financial plans, marketing and sales plans and techniques, employee lists and other business, financial, commercial and technical information presently owned, or at any time in the future developed by the Company or the Company Entities, its agents, or consultants, actually or potentially used in the operation of the Company's business, or obtained from third parties under an agreement of confidentiality (collectively, the "Confidential Information"), to which he has had or may have access and shall not use or disclose such Confidential Information to any person other than (i) the Company, its authorized employees and such other persons to whom Employee has been instructed to make disclosure by the Company, in each case only to the extent required in the course of Employee's service to the Company or as otherwise expressly required in connection with court process, (ii) as may be required by law and then only after consultation with the Company to the extent possible, or (iii) to Employee's personal advisors for purposes of enforcing or interpreting this Agreement, or to a court for the purpose of enforcing or interpreting this Agreement, and who in each case have been informed as to the confidential nature of such Confidential Information and, as to advisors, their obligation to keep such Confidential Information confidential. "Confidential Information" shall not include any information which is in the public domain during the period of service of Employee, provided such information is not in the public domain as a consequence of disclosure by Employee in violation of this Agreement or by any other party in violation of a confidentiality or non-disclosure agreement with the Company. Upon termination of Employee's employment for any reason, or whenever requested by the Company, Employee shall promptly deliver to the Company any and all Confidential Information, and all copies thereof, including but not limited to, documents, data, papers and records of any nature and in any medium (including, but not limited to, electronic media) in his possession or subject to his control that (i) belong to the Company or the Company Entities or (ii) contain or reflect any information concerning the Company, the Company Entities and affiliates. Employee hereby acknowledges that the sale or unauthorized use, duplication or disclosure of any Confidential Information by any mean whatsoever and any time before, during or after employment with the Company shall constitute a material breach of this Agreement.

(e) **Non-Disparagement**. In consideration of Company's obligations hereunder, during the Term, Employee shall not directly or indirectly (i) engage in any conduct or make any statement, whether in commercial or non-commercial speech, disparaging or criticizing in any way the Company, or any affiliate, executive officers, directors or employees of the f Company or its affiliates, or any products or services offered by any of these entities, or (ii) engage in any other conduct or make any other statement, in each case, which could be reasonably expected to (x) impair the goodwill or reputation of the foregoing entities or individuals or (y) the reputation of any of the foregoing entity's products or services or the marketing of any of the foregoing entity's products or services, except to the extent required by law and then only after consultation with the Company to the extent possible, or in connection with any dispute between Employee and any of the foregoing entities.

(f) **Remedies for Breach; Injunctive Relief**. The Company and Employee agree that any restrictive covenants contained in this Agreement are severable and separate, and the unenforceability of any specific covenant herein shall not affect the validity of any other covenant set forth herein. Employee acknowledges that by virtue of his position with the Company, Employee will be given access to the Company's and the Company subsidiaries' trade secrets and Confidential Information. Employee acknowledges that the Company will suffer irreparable harm as a result of a breach of such restrictive covenant by Employee for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by Employee of any provision of this Agreement, the Company shall, in addition to any other remedies permitted by law, be entitled to obtain remedies in equity, including, but not limited to, specific performance, injunctive relief, a temporary restraining order, and/or a preliminary and/or permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain a breach of this Section 6 without the necessity of proving damages, posting a bond or other security, and to recover any and all costs and expenses, including reasonable counsel fees, incurred in enforcing this Agreement against Employee, and Employee hereby consents to the entry of such relief against his and agrees not to contest such entry. Such relief shall be in addition to, and not in substitution of, any other remedies available to the Company. The existence of any claim or cause of action of Employee against the Company, whether predicated on the Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of said covenants. Employee shall not defend on the basis that there is an adequate remedy at law. In addition to and not in lieu of any other remedy that the Company may have under this Section 6 or otherwise, in the event of any breach of any provision of this Section 6 during the period during which Employee is entitled to receive payments and Benefits pursuant to Section 8, such period shall terminate as of the date of such breach and Employee shall not thereafter be entitled to receive any salary or other payments or Benefits under this Agreement.

(g) **Modification and Survival.** Employee hereby agrees that each provision in this Section shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. The parties agree and acknowledge that the duration, scope and geographic area of the covenants described in this Section 6 are fair, reasonable and necessary in order to protect the Confidential Information, goodwill and other legitimate interests of the Company and that adequate consideration has been received by Employee for such obligations. Employee further acknowledges that after termination of his employment with the Company for any reason, he will be able to earn a livelihood without violating the covenants described in this Section 6 and Employee's ability to earn a livelihood without violating such covenants is a material condition to his employment with the Company. If, however, for any reason any

court of competent jurisdiction determines that the restrictions in this Section 6 are not reasonable, that consideration is inadequate or that Employee has been prevented unlawfully from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include the maximum duration, scope and geographic area identified in this Section 6 as will render such restrictions valid and enforceable. It is the intent of the parties that this section be enforced to the greatest extent allowable in law or equity. The terms of this Section 6, shall survive the termination or expiration of Employee's employment and this Agreement, but only to the extent of the time limitations as set forth herein.

7. **Proprietary Rights**.

(a) **Property Rights; Intellectual Property.** All documents, notes, sales and marketing strategies, projections, forecasts, business plans and presentations, sales and revenue projections or estimates, created by Employee at any time during the Term or any extension thereof, including without limitation the Employee's work product, are works for hire and shall be the exclusive property of the Company, and the Company Entities in perpetuity (the "Property Rights"). The Company and the Company Entities own or shall own all right, title and interest throughout the Universe, in any of Employee's and the Company's and the Company Entities work product and all copyright, trademark and other intellectual property rights in and related thereto throughout the Universe, in perpetuity ("Intellectual Property"). All documents or other tangible property and concepts or inventions, including Internet and other electronic media, relating in any way to the business of the Company or the Company Entities which are conceived or generated by Employee or come into Employee's possession during or by virtue of his employment with the Company shall be and remain the property of the Company and the Company Entities. Employee must return all such documents and tangible property to the Company on termination of this Agreement for any reason or at such earlier time as the Company may request in writing.

(b) **Works Made for Hire**. Employee acknowledges and agrees that Employee is and has been retained by the Company to create work product and on a work-made-for-hire basis for the Company. In this regard, the Company, and not Employee, is the sole and exclusive owner of authorship and ownership of all right, title and interest in and to any part of the work product, and any portion of the fruit, proceeds, lay-outs, story boards, slogans, designs, flow-charts, etc., created, written, developed, finished, produced, disclosed or acquired by Employee, alone or in collaboration with others, during Employee's employment by the Company (collectively, the "Work Product") and any portion of the Intellectual Property are deemed to vest in or be owned by the Company as a work-made-for-hire or by operation of law or otherwise. Notwithstanding the foregoing, upon the termination of the Agreement or earlier termination, the Company has the right to use any Work Product, Property Rights, and Intellectual Rights in perpetuity. Insofar as the authorship and ownership of all right, title and interest in and to any part of the Work Product and any portion of the Intellectual Property are not deemed to vest in or be owned by the Company as a work-made- for-hire or by operation of law or otherwise, Employee agrees to and hereby does assign, sell, transfer, grant and convey to the Company (without the necessity of any further consideration, documentation or further acts by either party) the entirety of whatever right, title and interest Employee has in the Intellectual Property. At the Company's request, Employee shall execute any documents reasonably required by the Company to confirm, establish, record, file applications for, renew or maintain the Company's rights and ownership in the Intellectual Property worldwide and will cooperate fully with the Company in connection with any or all of these efforts. The Work Product constitutes "work made for hire" as such term is defined in Section 101 of the U.S. Copyright Act of 1976

(17 U.S.C. §101), as amended, such that all copyrights in such work product, in any and all media and through all forms of communication or transmission, whether presently known or hereafter developed, are the exclusive property of the Company. If, for any reason, the Work Product does not qualify as "work made for hire," Employee is deemed to have hereby irrevocably sold, assigned and transferred to the Company all such copyrights.

8. **Termination**. The Company has the right to terminate this Agreement and Employee's employment on the earlier of (i) the expiration of the Term or (ii) the first to occur of any of the following:

(a) **Death**. Upon the death of Employee.

(b) **Failure to Render Service**. In the event Employee fails for a period of four (4) consecutive weeks or for a total of six (6) weeks in any one-year period, as a result of illness, incapacity, injury, disability from a physical or mental condition, or by reason of any statute, law, ordinance, regulation, order, judgment or decree.

(c) **For Cause**. The Company may terminate Employee's employment hereunder at any time, effective immediately for Cause (as defined below). For purposes of this Agreement the term "Cause" includes, but is not limited to: (i) willful misconduct or gross negligence; (ii) theft, fraud or other illegal conduct; (iii) sexual or other unlawful harassment; (iv) use of illegal drugs or alcohol at any time on any property owned or leased by the Company; (v) competitive activity or activity to the detriment of the Company. Termination of Employee's employment under this Section 8 will not limit the Company's rights and remedies against Employee under this Agreement, at law or in equity.

(d) **Early Termination By Employee**. In the event Employee resigns, quits or otherwise terminates this Agreement prior to the expiration of the Term, Employee authorizes the Company to deduct and/or offset any amount from any compensation or other sums that may be due to Employee at such time, and the Company's only obligation will be to pay Employee any accrued but unpaid salary earned prior to the date of termination, any expenses incurred prior to the date of termination that have not been reimbursed and any benefits then payable under the Company's benefit plans.

(e) **Post Termination Conditions**. Upon termination of Employee's employment with or without Cause, Employee agrees that for a period of one (1) year he will cooperate with and assist the Company with any litigation, contract negotiation or other matter in which the benefit of Employee's knowledge or expertise may be requested by the Company, including without limitation, assisting the Company, at the Company's sole request and expense, in the preparation of litigation (including testifying).

9A. **Termination upon Change of Control**

(a) **Termination**. If the Employee's employment is terminated by the Company for Cause or without Cause after a Change in Control, the Employee shall be entitled to severance benefits as stated as follows: a payment of all compensation and benefits owed Employee throughout the remainder of the Term, or a minimum of three (3) months of such compensation and benefits, whichever is less.

(b) **Change in Control**. For purposes of this Agreement, a Change of

Control of the Company shall be deemed to have occurred at such time as:

(i) Change in Ownership. any person (as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act)) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Company representing more than 50% of the Company s outstanding voting securities or rights to acquire such securities except for any voting securities issued or purchased under any employee benefit plan of the Company or its subsidiaries; or

(i) Sale. Any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or

(ii) Liquidation. a plan of liquidation of the Company or an agreement for the sale or liquidation of the Company is approved and completed; or

(iii) Board Determination. the Board determines in its sole discretion that a Change in Control has occurred, whether or not any event described above has occurred or is contemplated.

10. __**Customers. Suppliers**__. Employee does not have, and at any time during the Term shall not have, any employment with or any direct or indirect interest in (as owner, partner, shareholder, employee, director, officer, agent, consultant or otherwise) any customer of or supplier to the Company or the Company subsidiaries.

11. __**Certain Activities**__. During the Term, Employee shall not (i) give or agree to give, any gift or similar benefit of more than nominal value to any customer, supplier, or governmental employee or official or any other person who is or may be in a position to assist or hinder the Company or the Company subsidiaries in connection with any proposed transaction, which gift or similar benefit, if not given or continued in the future, might adversely affect the business or prospects of the Company or the Company subsidiaries (ii) use any corporate or other funds for unlawful contributions , payments, gifts or entertainment, (iii) make any unlawful expenditures relating to political activity to government officials or others, (iv) establish or maintain any unlawful or unrecorded funds in violation of Section 30A of the Securities Exchange Act of 1934, as amended, and (v) accept or receive any unlawful contributions, payments, gifts, or expenditures.

12. __**Miscellaneous**__.

(a) __**Withholding**__. All compensation payable hereunder shall be subject to applicable taxes, withholding, premium charges, self-insured retentions and other normal deductions.

(b) __**Notice**__. Any notice or other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered personally, (ii) upon confirmation of receipt when such notice or other communication is sent by facsimile, (iii) one day after delivery to an overnight delivery courier (i.e., Federal Express), or (iv) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The addresses for such notices shall be as follows (or any other such address as

one party may specify by notice to the other):

As to the Company: PotNetwork Holding Inc.
3531 Griffin Road
Fort Lauderdale, FL 33312

As to Employee: Richard Goulding
200 Ocean Crest Drive, Unit 652
Palm coast, FL 32137

(c) **Conformity to Law**. If any one or more provisions of this Agreement should ever be determined to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction or be invalid or invalidated or unenforceable by reason of any law or statute, then to the extent and within the jurisdiction invalid or unenforceable, it shall be limited, construed or severed and deleted therefrom, and the remaining portions of this Agreement shall survive, remain in full force and effect, and continue to be binding and shall not be affected and shall be interpreted to give effect to the intention of the parties insofar as that is possible.

(d) **Attorney's Fees**. In the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of one of the parties to this Agreement, all expenses, including reasonable attorneys' fees, shall be paid by the non-prevailing party.

(e) **Severability.** If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.

(f) **Headings.** The Headings used in this Agreement are for the convenience of the parties and for reference purposes only and shall not form a part of or affect the interpretation of this Agreement.

(g) **Construction.** This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, since the attorneys for the respective parties have submitted revisions to the text hereof.

(h) **Entire Agreement**. This Agreement shall constitute the entire agreement concerning the subject matter hereof between the parties, superseding all previous agreements, memoranda of understanding, negotiations, and representations made prior to the effective date of this Agreement.

(i) **Amendment; Waiver**. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement,

whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

(j) Successors and Assigns. This Agreement shall be binding upon Employee without regard to the duration of his employment by the Company or reasons for the cessation of such employment, and inure to the benefit of his administrators, executors, heirs and assigns, although the obligations of Employee are personal and may be performed only by him.

The Company may assign this Agreement and its rights, together with its obligations, hereunder, provided such assignee has the capability of fulfilling the Company's obligations to the Employee pursuant to this Agreement. This Agreement shall also be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns.

(k) Governing Law. The validity of this Agreement, its interpretation and any disputes arising from, or relating in any way to, this Agreement or the relationship of the parties, shall be governed by the law of the State of Florida without regard to conflicts of law principles. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the federal and state courts located in Miami-Dade County, Florida (and

appellate courts thereof) in connection with any dispute related to this Agreement or any matters contemplated hereby

(1) **Arbitration**. The Employee and the Company agree that any action or proceeding seeking to enforce any provision of, or based on any right arising out of this Agreement, shall be resolved by binding Arbitration governed by the provisions of the Florida Arbitration Code, Chapter 682 of the 2016 Florida Statutes (the "Statute").

(m) Jury Trial Waiver. COMPANY AND EMPLOYEE SHALL AND HEREBY DO WAIVE A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT OR ASSERTED BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN SHALL LIMIT THE COMPANY FROM ANY REMEDIES AVAILABLE HEREIN.

(n) **Counterparts**. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first written above.

POTNETWORK HOLDINGS, INC.
a Wyoming corporation

By: [signature]
Name: Gary Blum
Title: Chairman of the Board

EMPLOYEE

By: [signature]
Name: Richard Goulding

EXHIBIT A

COMPENSATION RIDER

Richard Goulding

(a) Base Salary: During the Initial Term, the Company shall pay Employee a salary of $4,000.00 per calendar month ("Base Salary"), in accordance with the payroll policies of the Company from time to time in effect, less such amounts as may be required to be withheld by applicable federal, state and local law and regulations, and any applicable deductions under the Company Benefit plans and consistent with Employee's Employment Agreement.

(b) Stock Grant. With the execution of this Employment Agreement, the Board of Directors of the Company shall grant the Employee 1,000,000 shares of the Company's common stock, issuance with fifteen (15) days from said execution, for active services and participation on the Company's Scientific Advisory Board during the Initial Term.

(c) Stock Options. In accordance with the Company's "Stock Option Plan 2018", (the "Plan"), Employee shall be granted 1,000,000 shares as an Incentive Stock Option, vesting in full at the end of the Initial Term, as defined in the Plan, exercisable over a period of three (3) years from the Effective Date of the Employee's Employment Agreement, at an exercise price of a 35% discount to the market price of a share of the Company's common stock on the date of notice of written exercise from the Employee. Should the Employee leave the employ of the Company for any reason other than Cause or a Change of Control, said Incentive Stock Option will be adjusted proportionately. Should the Employee leave the employ of the Company for Cause, said Incentive Stock Option will be forfeited in its entity.

Company Initials: MR

Employee Initials: RG